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                                                                      EXHIBIT 12

               TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                               Years Ended December 31,
                                                             ----------------------------------------------------------------
                                                                 1997          1996         1995         1994         1993
                                                             ----------  -------------  -----------  -----------  -----------
Fixed charges:
        Interest and debt expense........................... $ 354,379      $ 314,177    $ 307,512    $ 234,864     $ 172,221
        One-third of rent expense...........................    23,784          8,705        8,598       16,455        12,956
                                                             ----------  -------------  -----------  -----------  -----------
                Total....................................... $ 378,163      $ 322,882    $ 316,110    $ 251,319     $ 185,177
                                                             ==========  =============  ===========  ===========  ===========


Earnings:
        Income from continuing operations before income
          taxes and extraordinary loss on early
          extinguishment of debt in 1993.................... $ 192,512      $ 221,076    $ 222,809    $ 166,804     $  69,189
        Fixed charges.......................................   378,163        322,882      316,110      251,319       185,177
                                                             ----------  -------------  -----------  -----------  -----------
                Total....................................... $ 570,675      $ 543,958    $ 538,919    $ 418,123     $ 254,366
                                                             ==========  =============  ===========  ===========  ===========
Ratio of earnings to fixed charges..........................      1.51           1.68         1.70         1.66          1.37
                                                             ==========  =============  ===========  ===========  ===========
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